Exhibit 23.6
CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
As oil and gas consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2005 included in Kinder Morgan Energy Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2004, and to the reference to us under the caption “Experts” appearing in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas
September 26, 2005